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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this registration statement of our report dated April 10, 2000 on the combined financial statements of INRANGE Technologies Corporation as of and for the years ended December 31, 1998 and 1999 included herein and to all references to our Firm included in this registration statement.



                                           /s/ Arthur Andersen LLP

Philadelphia, Pa.,
June 2, 2000